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                                                                   EXHIBIT 10.12

                              CONSULTING AGREEMENT


         THIS AGREEMENT is dated September 22, 2000 by and between BEACON EDUCATION MANAGEMENT, INC., a Delaware corporation (the "Company"), and Lamar Alexander ("Consultant").

                              W I T N E S S E T H:

         WHEREAS, Consultant serves on the Company's board of directors; and

         WHEREAS, the Company desires to retain Consultant to perform the services set forth in this Agreement under the terms herein provided and Consultant is agreeable to performing such services under such terms.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

         1. Engagement as Consultant. The Company hereby retains and engages Consultant to render to the Company consulting and advisory services as set forth on Schedule I hereto from time to time as reasonably requested by the Company during the term hereinafter set forth. Consultant hereby accepts such engagement and agrees to render such services upon the terms and conditions hereinafter set forth. Consultant's services are as enumerated herein and shall not include the authority of Consultant to execute contracts or agreements on behalf of the Company.

         2. Extent of Consulting

         (a) During the Term of Consulting, Consultant shall perform his obligations hereunder faithfully and to the best of his ability.

         (b) During the Term of Consulting, Consultant shall use such time, energy and skill as may be reasonably necessary for the performance of his duties, responsibilities and obligations hereunder.

         (c) Consultant shall act in accordance with laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority. Nothing contained herein shall require Consultant to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority.


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         3. Relationship of Parties. It is the express intention and understanding of the Company and Consultant that the relationship of Consultant to the Company shall be at all times that of an independent contractor, with Consultant having full and complete liberty to use its own free and uncontrolled will, judgment, and discretion as to the method and manner of performing the obligations of Consultant hereunder. Nothing herein contained or done pursuant to this Agreement shall constitute Consultant, its agents or employees a partner, joint venturer, or employee of the Company.

         4. Term. The term of this Agreement shall commence on the date hereof and shall continue for a period of twelve (12) months and shall automatically be extended for successive twelve (12) month periods unless notice of termination is given not less than sixty (60) days prior to the end of the initial twelve
(12) month period or any successive twelve (12) month period, as applicable, unless otherwise earlier terminated in accordance with Section 5 hereof.

         5. Termination.  This Agreement shall be terminated:

                  (a) by the Company or Consultant without Cause at any time upon sixty (60) days' written notice thereof to the other party;

                  (b) by the Company for Cause at any time immediately upon written notice to Consultant. For the purposes of this Agreement, termination by the Company of this Agreement for "Cause" shall mean termination due to (i) Consultant's commission of any act or omission involving dishonesty or fraud with respect to the Company, any of its affiliates or any of their respective customers or suppliers, (ii) Consultant's conduct tending to bring the Company or any of its affiliates into public disgrace or disrepute, (iii) Consultant's substantial and repeated failure to perform his duties as set forth in this Agreement or as reasonably directed by the Board of Directors of the Company, or (iv) Consultant's willful misconduct with respect to the Company or any of its affiliates.

                  (c) Upon any such termination of this Agreement, all rights and duties of the parties toward each other shall cease except Sections 3, 6, 8 and 9 of this Agreement shall survive termination of this Agreement.

         6. Return of Records. Upon termination of this Agreement for any reason, Consultant shall return to the Company all records, documents, information, and data (including data stored in computers), and all copies of the foregoing, that relate to the Company or its business.

         7. Compensation. As compensation for the performance by Consultant of its obligations under this Agreement, the Company agrees to pay to Consultant a consulting fee through the Term hereof of $35,000 payable in monthly installments.


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         8. Indemnification. Each party agrees to indemnify, defend and hold the other harmless from any and all claims, actions, damages, liabilities, costs, and expenses, including reasonable attorneys' fees and expenses and including claims of third parties, arising out of or relating to such indemnitor's performance under this Agreement, except for actual or threatened claims, actions, damages, liabilities, costs, and expenses which arise from such indemnities' negligence or willful misconduct. This indemnity shall not apply unless the party claiming indemnification informs the indemnitor as soon as practicable of any claim or action giving rise to such indemnity and gives the indemnitor full opportunity to control the response to, and the defense and settlement of, such claim or action. The indemnification rights provided under this Section 8 are in addition to all other rights or remedies that an indemnified party may have at law, in equity or otherwise.

         9. Confidentiality. Consultant agrees that all information communicated to him by the Company, whether before or after the date of this Agreement, was and shall be received in strict confidence and shall be used only for purposes of this Agreement or in Consultant's role as a director, and that no such information including, without limitation, the provisions of this Agreement, shall be disclosed by Consultant, without the prior written consent of the Company, except as may be necessary by reason of legal, accounting, or regulatory requirements applicable to Consultant. If Consultant breaches, or threatens to commit a breach of the covenant contained in this Section 9, the Company shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the
Company: (a) the right and remedy to have the rights and obligations of this
Section 9 specifically enforced by any court having jurisdiction, it being hereby acknowledged and agreed by Consultant that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and (b) the right and remedy to require Consultant to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Consultant as a result of any transactions constituting a breach of the covenant contained in this Section 9, and Consultant shall account for and pay over such benefits to the Company.

         10. General Provisions.

         (a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested or by overnight courier service) as follows:


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         If to Consultant:

                  Lamar Alexander
                  208 Craighead
                  Nashville, Tennessee 37205

         If to the Company:

                  Beacon Education Management, Inc.
                  112 Turnpike Road, Suite 107
                  Westborough, Massachusetts 01581
                  ATTN: William DeLoache, Jr.

         with a copy to:

                  Bass, Berry & Sims PLC
                  315 Deaderick Street, Suite 2700
                  Nashville, Tennessee  37238
                  Attn: Howard H. Lamar III

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address only shall be effective upon receipt.

         (b) Attorneys' Fees and Costs. In the event that attorneys' fees or other costs are incurred to secure performance of any of the obligations set forth in this Agreement, to establish damages for the breach hereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

         (c) Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

         (d) Binding Agreement; Assignment. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective representatives, successors, and assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or delegated by the parties hereto, whether by operation of law or otherwise, without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person other than the parties hereto any rights or remedies hereunder. Any assignment or delegation in violation of this Agreement shall be null and void.


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         (e) Payment of Taxes. Consultant shall indemnify and hold harmless the
Company from and against and shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under employment insurance, social security and income tax laws with respect to Consultant's compensation under this Agreement.

         (f) Governing Law. This Agreement, and all obligations or rights of the parties under this Agreement, shall be governed by, construed and interpreted under the laws of the State of Tennessee.

         (g) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (h) Amendment. This Agreement may not be changed or modified in any way subsequent to the date of execution except by an instrument in writing executed on behalf of each of the parties hereto.


                            [signature page follows]



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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.


                                           THE COMPANY:

                                           BEACON EDUCATION
                                                 MANAGEMENT, INC.


                                           By: /s/ William R. DeLoache, Jr.
                                               -------------------------------
                                           Name: William R. DeLoache, Jr.
                                                 -----------------------------
                                           Title: Chairman
                                                  ----------------------------

                                           CONSULTANT:

                                           /s/ Lamar Alexander
                                           -----------------------------------
                                           Lamar Alexander



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                                   SCHEDULE I


Consultant shall provide services from time to time as mutually agreed to by the Consultant and Company regarding marketing, recruitment, government relations and such other services as agreed upon. Marketing services shall include, among other things, meeting with charter and school district boards (or their representatives), selected vendors, potential investors, and third party consultants or advisors. Recruitment services shall include assisting the Company in hiring officers of the Company and selected principals for charter and/or contract schools under management. Government relations services shall include, among other things, meeting with various local, state and/or federal governmental officials regarding specific issues and general policy matters associated with the Company's business.

The Company and Consultant shall work together to maximize the utilization of Consultant's time on behalf of the Company, while acknowledging consultant's desire to avoid unnecessary or excess travel in the delivery of services hereunder.



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